CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                COMPUTATION OF PER SHARE EARNINGS
               (in thousands except per thousands)     EXHIBIT 11

                                        Income From
                                        Continuing
                                        Operations         Net Income
                                   --------------------------------------
                                    Three Months Ended  Three Months Ended
                                         March 31,          March 31,
                                   ---------------------------------------
                                     1995     1994       1995    1994
                                   ---------------------------------------
Computation of Earnings Per Common
<F2>
  and Common Equivalent Share (a):
- ----------------------------------
Reported Income                    $ 5,385   $ 3,239   $ 6,286   $ 5,677
                                   =======   =======   =======   =======

Average number of shares used to
  compute earnings per common share  9,863     9,824     9,863     9,824

Effect of unexercised stock options     34        59        34        59
                                   -------   -------   -------   -------
Average number of shares used to
  compute earnings per common
  and common equivalent share        9,897     9,883     9,897     9,883
                                   =======   =======   =======   =======
Earnings per common and
  common equivalent share          $   .54   $   .33   $   .64   $   .57
                                   =======   =======   =======   =======

Computation of Earnings Per
  Common Share Assuming
<F2>
  Full Dilution (a):
- ---------------------------
Reported Income                    $ 5,385   $ 3,239   $ 6,286   $ 5,677
                                   =======   =======   =======   =======
Average number of shares used to
  compute earnings per common share  9,863     9,824     9,863     9,824

Effect of unexercised stock options     34        61        34        61
                                   -------   -------   -------   -------
Average number of shares used to
  compute earnings per common share
  assuming full dilution             9,897     9,885     9,897     9,885
                                   =======   =======   =======   =======
Earnings per common share
  assuming full dilution           $   .54   $   .33   $   .64   $   .57
                                   =======   =======   =======   =======

- ------------------
<F2>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601 (b) (11)
although it is not required by APB Opinion No. 15 because it results in dilution of less than
3%.
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